SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2002

HOSOI GARDEN MORTUARY, INC.

(Exact name of registrant as specified in its charter)

Hawaii

(State or other jurisdiction of incorporation)

0-2288

(Commission File Number)

99-0088064

(IRS Employer Identification No.)

30 North Kukui Street, Honolulu, Hawaii 96817

(Address of principal executive office) (Zip Code)

Registrant's telephone number, including area code (808) 538-3877

N/A

(Former name or former address, if changed since last report.)

Item 2 - Acquisition of Significant Amount of Assets.

Prior to November 6, 2002, Registrant and Hawaiian Memorial Park Cemetery ("HMPC"), a Hawaii non-profit corporation, each owned a 50% interest in Garden Life Plan, Ltd. ("GLP"), a Hawaii corporation. GLP is a preneed funeral authority duly licensed with the State of Hawaii. Other than Registrant's co-ownership of GLP with HMPC prior to November 6, 2002, neither Registrant nor any of its officers and directors has any affiliation with HMPC or its officers and directors.

On November 6, 2002, Registrant acquired HMPC's 50% interest in GLP, thereupon becoming the sole shareholder of GLP. This transaction is being accounted for as a purchase. The interest purchased by Registrant constituted all of the shares of GLP stock which were held by HMPC. The purchase price paid by Registrant was $2,500,000.00 cash, and was determined as a result of arms length negotiations over a period of about one year. The source of the funds for the purchase price was a loan from American Savings Bank, FSB, in the amount of $1,600,000.00, and cash and securities held by Registrant in the amount of $900,000.00.

Item 7 - Financial Statements.

Within 60 days after the date that this initial report on Form 8-K must be filed, Registrant will file an amended report which will include the audited financial statements of GLP as of May 31, 2002, and quarterly financial statements of GLP as of August 31, 2002.

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSOI GARDEN MORTUARY, INC. (Registrant)

Clifford Hosoi, President

Date: November 20, 2002